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                                                                EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 1, 2000 (except Note 10, as to which the date is February 29, 2000) in Post Effective Amendment No. 1 to the Registration Statement (Form SB-2) and related Prospectus of CUseeMe Networks, Inc. (formerly White Pine Software, Inc.) for the registration of 1,302,084 shares of its common stock.


                                               /s/ ERNST & YOUNG LLP

Boston, Massachusetts
June 23, 2000